Exhibit 10.18

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONTRACT MANUFACTURING AND SUPPLY AGREEMENT

Dated as of July 3, 2012

By and Among

DSM PHARMACEUTICALS, INC.

and

ONYX PHARMACEUTICALS, INC.

and

ONYX PHARMACEUTICALS INTERNATIONAL GMBH

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONTRACT MANUFACTURING
AND SUPPLY AGREEMENT

By and Among
DSM Pharmaceuticals, Inc., Onyx Pharmaceuticals, Inc., and
Onyx Pharmaceuticals International GmbH

This CONTRACT MANUFACTURING AND SUPPLY AGREEMENT (this “Agreement”) is made effective as of this 3rd day of July, 2012 (the “Effective Date”), by and among DSM Pharmaceuticals, Inc., a Delaware corporation with principal place of business at 5900 Martin Luther King Hwy, Greenville, North Carolina 27834 (“DSM”), Onyx Pharmaceuticals, Inc., a Delaware corporation with principal place of business at 249 East Grand Avenue, South San Francisco, California 94080, and Onyx Pharmaceuticals International GmbH, a Swiss corporation with principal place of business at Dammstrasse 19, 6300 Zug Switzerland (collectively, “Onyx”); (each individually a “Party” and collectively the “Parties”).

WITNESS:

WHEREAS, Onyx has obtained or plans to obtain, regulatory approval to market a certain pharmaceutical product in finished dosage form for human use; and

WHEREAS, DSM has the necessary knowledge, professional expertise, facilities, manufacturing authorization, equipment, and trained, competent personnel to manufacture the pharmaceutical product for Onyx; and

WHEREAS, Onyx desires to establish DSM as a contract manufacturer of the pharmaceutical product and DSM desires to perform such services and to manufacture such product for Onyx, all on the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein, the Parties agree as follows:

DEFINITIONS

The following terms, whether used in the singular or plural, shall have the meanings assigned to them below for purposes of this Agreement:

1.1                               Acquisition Cost.  “Acquisition Cost” shall mean the actual invoiced price paid by either Party to any Third Party for acquiring Product Components hereunder, including, without limitation, shipping and handling costs and customs duties incurred and paid by such Party to any Third Party in connection with such acquisition of Product Components, but without any markup.

1.2                               Active Pharmaceutical Inaredients/API. “Active Pharmaceutical Ingredients” or “API” shall mean the active pharmaceutical ingredients for the Product to be manufactured hereunder, as set forth in the product addendum in ANNEX 1, including the specifications and the analytical methodology related thereto, as such specifications may be amended from time to time by mutual agreement of the Parties.

1.3                               Affiliate.  “Affiliate” shall mean any corporation or non-corporate entity that directly or indirectly controls, is controlled by, or is under common control with a Party.  A corporation or non-corporate entity shall be regarded as in control of another corporation if it owns or directly or indirectly controls at least fifty percent (50%) of the voting stock of the other corporation; or (a) in the absence of the ownership of at least fifty percent (50%) of the voting stock of a corporation or (b) in the case of a non-corporate entity, in any such case the power to direct or cause the direction of the management and policies of such corporation or non-corporate entity, as applicable.

1.4                               Agreement.  “Agreement” shall mean this Contract Manufacturing and Supply Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.5                               Average Consumption Ratio.  “Average Consumption Ratio” shall have the meaning set forth in Section 4.2.4.

1.6                               Batch.  “Batch” shall have the same meaning as Lot.

1.7                               Cancelled Production Fee.  “Cancelled Production Fee” shall have the meaning set forth in Section 4.4.3.

1.8                               CGMP. “CGMP” shall mean those practices in the manufacture of pharmaceutical products that are recognized as the current good manufacturing practices anywhere in the Territory, including but not limited to by the FDA in accordance with the FD&C Act and all applicable FDA regulations, guidelines, guidance documents, other administrative interpretations, and rulings in connection therewith, including but not limited to those regulations cited in 21 C.F.R. parts 210 and 211, all as they may be amended from time to time, as well as all applicable ICH guidelines and other regulatory documents relating to the manufacture of pharmaceutical products, in each case as any of the foregoing may be amended from time to time.

1.9                               Commercial Product.  “Commercial Product” shall mean Product supplied hereunder intended for commercial sale (including samples) and/or human use, as supplied hereunder.

1.10                        Contract Year.  “Contract Year” shall refer to the period of twelve (12) successive months commencing on [*], and each successive twelve (12) month period thereafter during the term of this Agreement.

1.11                        Coordinators.  “Coordinators” shall have the meaning set forth in Section 3.1.

1.12                        Delivery Date.  “Delivery Date” shall mean a date for which delivery of Product is stated in a Purchase Order.

1.13                        Designated Vendors.  “Designated Vendors” shall have the meaning set forth in Section 4.4.

1.14                        Development Agreement.  “Development Agreement” shall mean the Master Services Agreement (Development and Manufacturing Services), dated as of [*], by and between Proteolix, Inc., a Delaware corporation (predecessor-in-interest to Onyx), and DSM.

1.15                        Divested Product.  “Divested Product” shall have the meaning set forth in Section 3.2.

1.16                        DSM Exclusive IP. “DSM Exclusive IP” shall mean any Intellectual Property of DSM that was owned or licensed by DSM prior to the Effective Date of this Agreement, or that was obtained, generated or created outside of the scope of this Agreement or any developments or improvements thereto (“DSM Exclusive IP”).

1.17                        DSM Facility.  “DSM Facility” shall mean DSM’s manufacturing facility located at 5900 Martin Luther King Highway, Greenville, North Carolina, or any other of DSM’s manufacturing facilities located in Greenville, North Carolina that may be designated by DSM and approved by Onyx.

1.18                        Effective Date.  “Effective Date” shall have the meaning set forth in the introductory paragraph of this Agreement.

1.19                        EMA. “EMA” shall mean the European Medicines Agency, or any successor entity.

1.20                        Excipients.  “Excipients” shall mean the raw materials, other than Active Pharmaceutical Ingredient and the Captisol® required to manufacture the Product in accordance with the Product Specifications, as such Excipients are listed in the Product Addendum in ANNEX 1 for the Product to be manufactured hereunder, including the specifications and the analytical methodology related thereto, as such specifications may be amended from time to time by mutual agreement of the Parties.

1.21                        Expected Yield.  “Expected Yield” shall have the meaning set forth in Section 4.2.4.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.22                        FD&C Act.  “FD&C Act” shall mean the United States Federal Food, Drug and Cosmetic Act, as amended.

1.23                        FDA. “FDA” shall mean the United States Food and Drug Administration, or any successor entity.

1.24                        Firm Purchase Commitment.  “Firm Purchase Commitment” shall mean the obligation of DSM to supply and of Onyx to purchase, the quantities forecasted by Onyx in accordance with Section 6.3 hereinafter.

1.25                        First Commercial Sale.  “First Commercial Sale” shall mean the first commercial sale of Commercial Product by Onyx or its Affiliates or licensees in any country or territory in the Territory following the first Product Approval for the Product in such country or territory in the Territory.

1.26                        Force Majeure Event.  “Force Majeure Event” shall have the meaning set forth in Section 16.1.

1.27                        [*] Reservation Fee.  “[*] Reservation Fee” shall mean that portion of the Product Price which relates to the reservation of [*] for production of Product hereunder based on Onyx’s Monthly Forecast.

1.28                        GAAP. “GAAP” shall mean United States generally accepted accounting principles.

1.29                        ICH. “ICH” shall mean the International Conference of Harmonization, and any successor agency or authority thereto

1.30                        IMPD. “IMPD” shall mean any investigational medicinal product dossier filed with the EU pursuant to EudraLex, Volume 10, Chapter I to begin clinical studies of the Product in humans, or any successor application(s) thereto.

1.31                        IND. “IND” shall mean any investigational new drug application filed with the FDA pursuant to 21 C.F.R. 312 et seq.  (or similar application filed with another Regulatory Authority) to begin clinical studies of the Product in humans, or any successor application(s) thereto.

1.32                        Intellectual Property.  “Intellectual Property” shall mean any inventions (including non-patentable inventions), discoveries, patents, patent applications, technology, know-how, trade secrets, trademarks, information, data, writings, and other property in any form whatsoever which are owned by or licensed to either Party and which are utilized by either Party hereunder.

1.33                        Law.  “Law” shall mean any applicable federal, state, local, or foreign or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any government order, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law that may be in effect from time to time in the Territory.  Law shall include, without limitation, the FD&C Act, CGMP, C-TPAT (as defined in Section 2.8), the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq.  and the regulations promulgated thereunder, the Toxic Substances Control Act, 15 U.S.C. 2601 et seq.  and the regulations promulgated thereunder, the federal Sarbanes-Oxley Act of 2002 and regulations promulgated thereunder, and any other applicable laws in the Territory, including those related to slavery and human trafficking, as any of the foregoing may be amended from time to time.

1.34                        Long Term Forecast.  “Long Term Forecast” shall have the meaning set forth in Section 6.1 hereof.

1.35                        Lot.  “Lot” shall mean Commercial Product at the lot size mutually agreed upon by the Parties and stated in ANNEX 1.

1.36                        MAA. “MAA” shall mean any Marketing Approval Application (or supplemental MAA) for the Product, as filed with the EMA.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.37                        Regulatory Approval Application.  “Regulatory Approval Application” shall mean any NDA, MAA or other application seeking regulatory approval to market and sell the Product in any country or territory in the Territory.

1.38                        Monthly Forecast.  “Monthly Forecast” shall have the meaning set forth in Section 6.2 hereof.

1.39                        NDA. “NDA” shall mean any New Drug Application (or supplemental NDA) for the Product, as filed with the FDA.

1.40                        Onyx Equipment.  “Onyx Equipment” shall mean any and all equipment supplied or purchased by Onyx and provided to DSM, or which Onyx paid DSM to purchase, in connection with this Agreement, and includes, without limitation, the Onyx Equipment listed on ANNEX 2, as may be amended from time to time by the Parties upon mutual written agreement.

1.41                        Onyx Materials.  “Onyx Materials” shall mean any and all materials purchased by Onyx and supplied to DSM in connection with the manufacture of Product pursuant to this Agreement, and includes, without limitation, the Onyx Materials listed on ANNEX 2, as may be amended from time to time by the Parties upon mutual written agreement.

1.42                        Onyx Regulatory Documentation.  “Onyx Regulatory Documentation” shall mean documentation that Onyx has filed with Regulatory Authorities relating to the Product or its formulation, development manufacture, use or sale, and any supplements to such documentation as may be filed during the Term hereof, including any IND or any IMPD (or any other foreign equivalent thereto), any NDA, any MAA and any other Regulatory Approval Application.

1.43                        Packaging Specifications.  “Packaging Specifications” shall mean the packaging and labeling specifications for the Product attached hereto as ANNEX 1 and made a part hereof, as such specifications may be amended from time to time by mutual agreement of the Parties.

1.44                        PAI. “PAI” shall mean any pre-approval inspection by the FDA or any other Regulatory Authority of the DSM Facility.

1.45                        Party.  “Party” or “Parties” shall refer to either DSM or Onyx, or both, as the context so requires.

1.46                        Permitted Licensee.  “Permitted Licensee” shall mean a third party that is not an Affiliate of Onyx, to whom Onyx has licensed rights with respect to the Product and with which Onyx has entered into a separate agreement.  Nothing contained in this Agreement shall be construed to require DSM to enter into any agreement with a Permitted Licensee or to create any direct relationship between DSM and Permitted Licensee with respect to the Product.  Permitted Licensee shall not, unless specifically agreed between DSM and Onyx in writing, constitute an intended third party beneficiary of any agreement between DSM and Onyx.  As of the date of this Agreement, [*] shall be deemed to be a Permitted Licensee with respect to the Product in the Territory [*].

1.47                        Process Requirements.  “Process Requirements” shall have the meaning set forth in Section 5.7.

1.48                        Product.  “Product” shall mean the product that DSM agrees to manufacture, and Onyx agrees to purchase hereunder, as more fully described in ANNEX 1.

1.49                        Product Approval.  “Product Approval” shall mean final FDA approval of any NDA, EMA approval of any MAA, or other Regulatory Authority approval of any other Regulatory Approval Application for the Product in any country in the Territory.

1.50                        Product Components.  “Product Components” shall mean the Excipients and packaging and labeling components necessary to manufacture the Product in accordance with the Product Specifications.  API and Captisol® are not included as part of the Product Components.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.51                        Product Intellectual Property.  “Product Intellectual Property” shall mean all Intellectual Property arising from or in relation to the performance by DSM or any of its subcontractors (if any) of any services under this Agreement relating to the Product, and shall include (without limitation), compositions of matter and methods of synthesis, preparation, formulation, analysis, development and manufacture of the Product.  For the avoidance of doubt, Property Intellectual Property shall include Intellectual Property embodied by Work Product, but shall not include DSM Exclusive IP.

1.52                        Product Price.  “Product Price” shall mean the Commercial Product price set forth in ANNEX 1 attached hereto and made a part hereof, as such price may be amended from time to time by mutual agreement of the Parties in accordance with this Agreement.

1.53                        Product Specifications.  “Product Specifications” shall mean the specifications for the Product to be manufactured hereunder, as referenced in ANNEX 1 and made a part hereof, as determined in accordance with the analytical methodology agreed upon by the Parties, as such specifications may be amended from time to time by mutual agreement of the Parties, including without limitation any and all such amendments as may be mutually agreed upon to obtain Product Approval.

1.54                        Purchase Order.  “Purchase Order” shall have the meaning set forth in Section 7.1.

1.55                        Quality Agreement.  “Quality Agreement” shall mean the Master Quality Agreement between Onyx Therapeutics, Inc., and DSM dated [*], as may be amended by the Parties as set forth in ANNEX 3 and made a part hereof (and including the addition of a supporting agreement to include Permitted Licensee, [*]).

1.56                        Qualified Lot.  “Qualified Lot” shall mean a Lot produced by DSM that complies with Section 5.1 and is free from any deviation, special sampling requirement or other assignable cause that results in a lower than anticipated bulk yield for such Lot.

1.57                        Regulatory Authorities.  “Regulatory Authorities” shall mean the government regulatory entities with regulatory authority over the development, review for approval, manufacture, storage, testing, use or sale of pharmaceutical products (including the Product), as well as any successor entity thereto, including, without limitation, the FDA and the EMA.

1.58                        Release.  “Release” shall mean DSM’s formal approval indicating suitability of the Product as evidenced by a certificate of analysis and a certificate of compliance provided by DSM to Onyx, all as provided under this Agreement and the Quality Agreement.

1.59                        Release Documentation.  “Release Documentation” shall mean, with respect to each amount of Product delivered hereunder to Onyx (or a third party designated by Onyx in writing), Batch identification, certificate of analysis and certificate of compliance for the Product, a copy of the corresponding Batch records, and any other information required by the applicable agreed-upon Purchase Order or by the Quality Agreement.

1.60                        SKU. “SKU” shall refer to individual stock keeping units of the Product hereunder.

1.61                        Specifications.  “Specifications” shall mean, collectively, the Product Specifications and the Packaging Specifications.

1.62                        Term.  “Term” shall have the meaning set forth in Section 11.1.

1.63                        Territory.  “Territory” shall mean Japan and the United States of America, and its territories and possessions.

1.64                        Third Party.  “Third Party” or “Third Parties” shall mean any Party other than Onyx, DSM and their respective Affiliates.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.65                        Unit.  “Unit” shall mean a unit of Product according to ANNEX 1.

1.66                        Work Product.  “Work Product” shall mean all results of performance by DSM or any of its subcontractors (if any) under this Agreement, including but not limited to the Product (including any work-in-progress or derivatives) and all other compounds data, results, information, and documentation under this Agreement or resulting from performance by DSM or its subcontractors (if any) under this Agreement, including but not limited to reports, Batch records, certificates of analysis or certificates of compliance, all other Release Documentation, laboratory notebooks and any other deliverables of DSM under this Agreement.

ARTICLE 2:  SALE AND PURCHASE OF PRODUCT

2.1                               Agreement to Purchase and Sell.  During each Contract Year throughout the Term of this Agreement, DSM agrees to manufacture and sell to Onyx, and Onyx agrees to purchase from DSM, at least [*] of Onyx’s commercial requirements for the Product for sale and/or distribution within the Territory (“Minimum Purchase Requirement”), in accordance with the terms and subject to the conditions of this Agreement, including the ANNEXes hereto.  DSM shall deliver all Product to Onyx or a third party designated by Onyx in writing in accordance with the applicable Purchase Order and the other terms and conditions of this Agreement.  Notwithstanding the foregoing, this Minimum Purchase Requirement shall not commence until the date upon which FDA approval of the Product is received by Onyx.  Further, the Minimum Purchase Requirement shall not apply for a specific Contract Year if [*] in such Contract Year:

(a)                                 A minimum [*] of [*], which [*] shall be modified to a mutually agreed upon [*] after the [*] of each [*] hereunder.  For purposes of this Section 2.1(a), the [*] shall be determined by calculating the [*];

(b)                                 Each Batch manufactured by DSM shall: (i) meet the Specifications and all requirements of the Quality Agreement; and (ii) have no media fill failures which might affect such Batch; and

(c)                                  Each Batch shall be delivered no later than [*] after the Delivery Date set forth in the specific Purchase Order and meeting the requirements in 5.1.1.

2.2                               Product Specifications.  Product Specifications and other information shall be set forth in ANNEX 1 attached to this Agreement and shall include or clearly reference (i) the Product Specifications, (ii) the Active Pharmaceutical Ingredients and Captisol® supplied by Onyx and specifications thereof; (iii) the Excipients and specifications thereof; (iv) the Packaging Specifications; (v) the Product Price and any specific price increase provisions; (vi) lead times for Purchase Orders and inventories; (vii) take-or-pay or minimum and maximum quantities (as applicable); and (viii) any special requirements for the procurement of the Excipients.

2.3                               Firm Purchase Commitment.  Onyx’s only obligation to purchase, and DSM’s only obligation to sell, shall be those quantities referenced in Section 6.3.

2.4                               Addtional DSM Responsibilities.  In connection with such manufacture and supply as provided in Section 2.1, DSM’s responsibilities pursuant to this Agreement include the following (without limitation), all to be performed in accordance with the terms and conditions of this Agreement (including any applicable Purchase Order):

2.4.1                     unloading, handling and, for the period necessary to timely manufacture and Release the Product, storing Excipients, any Onyx Materials, all materials provided by DSM, and all packaging and labeling materials at the DSM Facility,

2.4.2                     proper use, operation, maintenance and storage of any Onyx Equipment in accordance with Section 4.1 for so long as the Onyx Equipment remains at the DSM Facility;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.4.3                     employing its existing manufacturing processes and logistics, or if the Parties agree after good faith discussions and provided that Onyx reimburses DSM for any costs and expenses incurred, adopting Onyx’s manufacturing processes and logistics or establishing new production methods and logistics;

2.4.4                     collecting and retaining samples of the Product as provided in the Quality Agreement;

2.4.5                     without limitation of Section 5.4(c), packaging and labeling the Product;

2.4.6                     handling and storing the bulk and packaged Product while in DSM’s possession;

2.4.7                     preparing the Product for shipment;

2.4.8                     making the Product available to a common carrier;

2.4.9                     cooperating with Onyx in any PAI as provided in the Quality Agreement or otherwise agreed to in writing by the Parties;

2.4.10              keeping records and reporting to Onyx and to applicable Regulatory Authorities as required by this Agreement, the Quality Agreement and/or applicable Law; and

2.4.11              handling, storing, treating and disposing of wastes generated by DSM in connection with DSM’s performance under this Agreement as required by applicable Law.

2.5                               Facilities, Materials and Eauioment.  DSM shall be responsible for the procurement, proper quality and documentation of the quality of all Product Components and equipment used in connection with DSM’s performance under this Agreement and the DSM Facility, except for any Onyx Materials and Onyx Equipment provided by Onyx pursuant to this Agreement or as otherwise expressly agreed to in writing by the Parties.  At the option of Onyx, Onyx may require DSM to purchase, in its own name and on its own behalf, from Onyx, Affiliates, or Third Parties that have been pre-approved by Onyx as a vendor any ingredients, materials, components, or consumables necessary to manufacture the Product ordered by Onyx hereunder.  In any such case, the pre-approved vendor shall be considered a Designated Vendor hereunder and the provisions of Section 4.4.  shall apply to the Parties to this Agreement.  Further, and for the avoidance of doubt, Onyx shall at all times be responsible for the procurement of API and Captisol®.

2.5.1                     DSM shall maintain a valid FDA establishment number for the DSM Facility during the Term of this Agreement, together with all other permits and licenses required under applicable Law in order to perform its obligations under this Agreement and the Quality Agreement, and will maintain all records as required by applicable law.

2.5.2                     DSM will promptly notify Onyx in writing if the FDA, the EMA or any other Regulatory Authority issues a finding or order that impairs or in any way affects DSM’s ability to perform its obligations under this Agreement.

2.5.3                     DSM shall permit representatives of Onyx who are bound by obligations of confidentiality in accordance with Article 14, to visit the DSM Facility, and DSM shall also permit the FDA, the EMA and other Regulatory Authorities to inspect the DSM Facility, all in accordance with and subject to the terms of the Quality Agreement.

2.6                               Subcontractinq.  With Onyx’s prior written consent, DSM may subcontract the performance of certain of its obligations under this Agreement to qualified third parties; provided that (a) DSM notifies Onyx of the proposed subcontractor and identifies the specific services proposed to be performed by such subcontractor, (b) Onyx agrees in advance and in writing to the use of such subcontractor, and (c) such subcontractor performs all services in compliance with the terms and conditions of this Agreement (including, without limitation, Sections 2.l and 5.1).  DSM shall remain liable to Onyx for the performance of any such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

subcontractor.  For the avoidance of doubt, Third Parties from which DSM procures commercially-available Excipients are not subcontractors.

2.7                               Additional Onyx Responsibilities.  In connection with such manufacture and supply as provided in Section 2.1, Onyx’s responsibilities pursuant to this Agreement include the following (without limitation), all to be performed in accordance with the terms and conditions of this Agreement (including any applicable Purchase Order):

2.7.1                     transferring any necessary Onyx Intellectual Property (to the extent not already transferred pursuant to the Development Agreement) to DSM;

2.7.2                     providing supply and operations planning including forecasts and Purchase Orders as provided in Article 6;

2.7.3                     providing on-site support in connection with Product as set forth in the Quality Agreement or as otherwise agreed upon by the Parties in writing from time to time;

2.7.4                     completing any and all regulatory reports or filings and obtaining any and all approvals required of the sponsor of the Product in the Territory; and

2.7.5                     providing advance review copies of any CMC information to be included in any IND, IMPD, NDA, or the equivalent for any MAA.

2.8                               Disclosure/Development of Health Risk Data.  Onyx agrees to disclose to DSM any information which is or becomes available to Onyx regarding health risks which may be involved in manufacturing the Product, including information regarding the specified API, Captisol®, and any Product Components.  Such information shall include, without limitation, OSHA required information, information regarding occupational exposure limits, toxicology studies and reports, and other health-related data.  If reasonable industrial hygiene data is not available, DSM and Onyx will cooperate to develop necessary and reasonable data as mutually agreed.  Notwithstanding the foregoing, the Parties agree that Onyx shall not be responsible for disclosing information relating to health risks to DSM for Excipients or Product Components purchased by DSM on behalf of Onyx hereunder.

2.9                               Customs Requirements

2.9.1                     C-TPAT Requirements.  For Active Pharmaceutical Ingredients, Captisol®, Excipients, and/or other components supplied to DSM by or on behalf of Onyx that may be subject to import or export, Onyx agrees that vendors and carriers will comply with applicable requirements of the U.S. Customs and Border Protection Service and the Customs Trade Partnership Against Terrorism (“C-TPAT”).

2.9.2                     Customs Documentation and Valuations.  For samples, documentation or Product delivered hereunder for export by Onyx, Onyx shall be responsible for arranging customs documentation and valuations directly or indirectly through its designated customers broker.  If Onyx requests DSM to assume these responsibilities, DSM shall utilize its designated customs broker and shall state customs valuations that appropriately reflect contract costs.  DSM’s reasonable costs in providing such customs services shall be invoiced to, and reimbursed by Onyx.  Onyx shall be responsible for payment of all customs duties and related assessments.

ARTICLE 3:  COORDINATORS; COMMUNICATIONS; PRODUCT DIVESTMENT

3.1                               Appointment of Coordinators.  Within [*] after the Effective Date hereof, Onyx and DSM shall each appoint an authorized representative and a backup representative (“Coordinators”) for the exchange of all communications, other than legal notices, related to the manufacturing, labeling and packaging of the Product.  Each Party shall provide notice to the other Party as to the name and title of the individuals so

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

appointed.  Each Party may replace its Coordinators at any time for any reason by providing written notice to the other Party in accordance with Section 20.11 hereof.

3.2                               Communications.  Without limitation of Section 20.15, the Parties understand and agree that all communications and interactions between the Parties pursuant to this Agreement, including but not limited to, the submission of forecasts, Purchase Orders, and the supply of Product shall be between DSM and Onyx Pharmaceuticals, Inc. and DSM shall be under no obligation to interact directly with Onyx Pharmaceuticals International GmbH.

3.3                               Divestment of Product.

3.3.1                     If during the Term of this Agreement, Onyx elects to assign or otherwise divest to any Third Party its drug rights to the Product in all or any portion of the Territory (the “Divested Product”), Onyx shall so advise DSM. Although the terms and conditions of such divestment shall be completely within the control of Onyx, the Parties agree that the terms and conditions of further development and/or manufacturing by DSM of such Divested Product under this Agreement shall [*].

3.3.2                     Pending transfer of any Divested Product hereunder to a Third Party, Onyx agrees to be responsible for any Firm Purchase Commitments, take-or-pay, or minimum purchase requirements which have accrued hereunder in respect of such Divested Product.  Onyx also agrees to be responsible for payment of purchased Product and sponsor compliance with respect to any Divested Product until such time as Onyx and the Third Party have completed the transfer of such rights by formal written assignment which is in form reasonably acceptable to DSM and applicable Regulatory Authorities.

ARTICLE 4:  EQUIPMENT AND MATERIALS; API; ARTWORK

4.1                               Equipment.  Equipment owned by DSM and located at the DSM Facility, excluding the Onyx Equipment listed on ANNEX 2 which has been paid for by Onyx, shall not be dedicated to any single customer, but shall be available for manufacturing of product according to DSM’s manufacturing process requirements.  Subject to the remainder of this Section 4.1, DSM shall be responsible for installing and qualifying at the DSM Facility, any and all new or used equipment, molds, and tooling necessary for the manufacturing, packaging, and labeling of the Product.

4.1.1                     Onvx Equipment.  Onyx and DSM shall mutually agree on the terms and conditions of any Onyx Equipment to be purchased by Onyx for the processing of the Product.  Onyx Equipment to be located at the DSM Facility, which Onyx has agreed to purchase, and for which it shall be financially responsible as to capital modifications, is identified in ANNEX 2 and shall be dedicated solely to the production of the Product.  Onyx may at times authorize DSM, with DSM’s approval, to select and order Onyx Equipment that will be invoiced directly to Onyx.  DSM shall obtain Onyx’s prior written approval for all costs and expenses associated with such installation and qualification (including without limitation labor and engineering costs) and Onyx shall reimburse DSM for all such reasonable costs within [*] of receiving DSM’s invoice(s) therefore.  Onyx Equipment shall remain at the DSM Facility for use by DSM solely for purpose of manufacture and supply of Product pursuant to this Agreement during the Term of this Agreement.

4.1.2                     Maintenance.  DSM shall be responsible for routine maintenance and servicing of Onyx Equipment so long as such Onyx Equipment remains at the DSM Facility.  Onyx shall be responsible for the cost of non-routine maintenance and servicing of such Onyx Equipment (such as major repairs and parts replacement).  DSM shall notify and seek prior approval from Onyx, such approval not to be unreasonably withheld, prior to the performance of any non-routine maintenance or servicing, and Onyx shall directly pay or promptly reimburse DSM (as the case may be) for any such maintenance or servicing costs that Onyx has authorized to be incurred and for which it is responsible hereunder.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.1.3                     Onvx Eauioment and Onvx Materials.  With regard to any Onyx Materials and Onyx Equipment provided by Onyx to DSM pursuant to this Agreement, Onyx shall provide DSM with all data and information as may be necessary to apprise DSM of the stability, proper storage, use, maintenance, safety and other characteristics and requirements of such Onyx Materials and Onyx Equipment as applicable, prior to their delivery to DSM, and Onyx shall supply any such Onyx Materials and Onyx Equipment in a manner that complies with applicable Law (including any permits necessary to ship such Onyx Materials and Onyx Equipment).  DSM shall utilize Onyx Materials and Onyx Equipment solely for purposes of manufacturing pursuant to this Agreement, and shall use all such Onyx Materials and Onyx Equipment strictly in accordance with the terms and conditions of this Agreement (including compliance with CGMP).  DSM shall not transfer any Onyx Materials and Onyx Equipment to any Third Party except pursuant to permitted subcontracting pursuant to Section 2.4 or with Onyx’s prior written consent in its sole discretion.  At Onyx’s request, DSM shall account to Onyx for all Onyx Materials and Onyx Equipment provided to DSM hereunder.  Subject to Section 13.5., DSM shall be responsible for replacing any Onyx Materials and Onyx Equipment, at DSM’s cost, in the event of any damages to any Onyx Materials or Onyx Equipment while at the DSM Facility.  All Onyx Materials and Onyx Equipment shall be and remain the property of Onyx.

4.2                               Active Pharmaceutical Ingredients and Excipients Supply.

4.2.1                     Supply of API, Excipients.  Onyx shall supply Active Pharmaceutical Ingredients and Captisol® meeting the specifications set forth or referenced in ANNEX 1 for production of the Product hereunder.  DSM will supply Excipients and all other Product Components required to manufacture, test, package, label, and Release the Product; and such Excipients and other Product Components shall meet the applicable Specifications set forth or referenced in ANNEX 1.

4.2.2                     Title to Materials.  Onyx shall retain all rights, title and interest in and to Active Pharmaceutical Ingredients, Captisol®, and any other Onyx Materials supplied by Onyx for the production of Product hereunder.

4.2.3                     Timely Delivery of API. In accordance with Section 6.4 hereinafter, Onyx agrees to supply API and Captisol® to DSM on a timely basis, with lead times as set forth in ANNEX 1, so as to enable DSM to receive, inspect, and prepare such API and Captisol® for production according to the schedule established by DSM in accordance with the terms of this Agreement.  Onyx shall be responsible for any non-conforming API or Captisol® and/or production delays resulting therefrom except to the extent such production delays result on the part of DSM.

4.2.4                     Consumption/Loss of API and Captisol.  The expected yield of finished Product per unit of API utilized in the production of Product hereunder (excluding any validation Lots pursuant to the Development Agreement) on a per-SKU basis shall be [*] (the “Expected Yield”).  The actual yield of finished Product (the “Average Consumption Ratio”) shall be determined on an annual basis as the average consumption of API per unit of finished Product for all Batches produced during the Contract Year.  On an annual basis, DSM shall not be responsible for any loss of API so long as the Average Consumption Ratio is at least [*] of the Expected Yield.  For loss of API in whole-Batch quantities, the Parties shall negotiate in good faith to allocate the responsibility for any such loss on the basis of the cause of the loss and the relative control of either Party over such causes.  In the event that Onyx requires changes in the Specifications and/or production processes, the Expected Yield shall be modified [*] using the changed Specifications and/or production processes.  In no event shall DSM’s liability for loss of API or Captisol in whole or partial batch quantities [*].

4.2.5                     API Certificate of Compliance.  For each shipment of API supplied hereunder by Onyx for sterilized Products, Onyx or its supplier shall provide a certificate of compliance to DSM stating that the API has been manufactured and tested for compliance with Specifications and cGMPs and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

all other applicable terms and conditions of this Agreement and the Quality Agreement, and including such other terms as the parties may agree upon in writing.

4.2.6                     Reimbursement of Costs.  Onyx further agrees to reimburse DSM for (i) reasonable costs incurred by DSM in decontaminating its production facilities as a result of contamination caused by Onyx’s API and (ii) any direct damages suffered by DSM from a third party claim resulting from such contamination.

4.2.7                     Latent Defects in API. Subject to Article 13, Onyx shall be responsible for ail rejected Lots and recall expenses relating to latent defects in the API which could not reasonably have been discovered by DSM in the course of inspection and testing of material according to cGMP and applicable SOPs.

4.3                               Artwork.  Unless an alternate time frame is mutually agreed upon by the parties, at least [*] prior to the Delivery Date for which new or modified artwork is required, Onyx shall provide at no cost to DSM, final camera ready artwork for all packaging components to be used in the manufacture of the Product, which artwork shall meet the Packaging Specifications.

4.4                               Vendors Designated or Contracted By Onvx.  If Onyx elects, at its sole discretion, to require DSM to procure Excipients from vendors designated by Onyx which are not approved vendors under contract with DSM (hereinafter, “Designated Vendors”), then Onyx shall so advise DSM in writing, and DSM will establish supply arrangements with such Designated Vendors in accordance with this Section 4.4.

4.4.1                     Cooperation on Supply Problems.  DSM shall promptly advise Onyx if it encounters supply problems, including delays and/or delivery of non-conforming products from Designated Vendors, and DSM and Onyx shall cooperate as reasonably required to reduce or eliminate any supply problems from such Designated Vendors.

4.4.2                     Annual Certification.  Onyx shall be obligated to certify its own Designated Vendors on an annual basis, at its expense, and shall annually supply certification to DSM for such Designated Vendors.  If DSM is required to certify such Designated Vendors, DSM’s reasonable certification expenses shall be reimbursed by Onyx.

4.4.3                     Cancelled Production Runs.  If scheduled production runs are required to be cancelled because a Designated Vendor failed to supply acceptable Excipients in accordance with the lead times set forth in ANNEX 1, Onyx shall nevertheless be obligated to pay DSM a cancelled production fee (the “Cancelled Production Fee”) equivalent to [*] of the Product Price of the cancelled quantities, or if applicable, the [*] Reservation Fee.

4.4.4                     Delayed/Rescheduled Runs.  DSM shall work in conjunction with Onyx to use all reasonable commercial efforts to re-schedule any production run which is delayed due to Designated Vendor problems but the inability to do so shall not constitute a breach of this Agreement.  If the production run cannot reasonably be rescheduled, then, upon Onyx’s payment of the Cancelled Production Fee, Onyx will accept the next available slot in DSM’s manufacturing schedule, but in no event shall DSM be obligated to re-schedule production if the next available slot is [*].  If DSM is unable to reschedule the cancelled production [*], then upon [*], the quantities so cancelled shall be deducted from the Firm Purchase Commitment.  If DSM is able to reschedule the cancelled production [*], then the full Product Price shall be charged for such rescheduled quantities upon release of Qualified Lots, [*].

4.4.5                     Failed Batches.  If any Batch of Product fails because of defects or other non-conformities in Excipients and such Excipients were supplied by a Designated Vendor, then Onyx shall be obligated to pay DSM a failed Batch fee computed as [*] of the Purchase Price of the quantities that would have been produced in the failed Batch but for the defect of the Excipients.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.4.6                     Quality Issues.  Onyx shall be responsible for compensating DSM for all resources required to investigate and resolve quality issues arising with the Designated Vendor.

4.4.7                     Direct Contracts with Vendor.  If Onyx requires DSM to procure Excipients directly from any Designated Vendor, then DSM shall require that such Designated Vendor enter into a supply contract directly with DSM; otherwise, Onyx shall be responsible for the supply of Excipients and other materials to DSM.

ARTICLE 5:  WARRANTIES; SPECIFICATIONS; QUALITY

5.1                               Warranties bv DSM.

5.1.1                     DSM represents and warrants to Onyx that the Commercial Product, at the time of sale and shipment to Onyx by DSM, (a) will conform to the Specifications as then in effect; (b) will have been manufactured in compliance with all applicable Laws and in accordance with CGMP, this Agreement and the Quality Agreement; (c) will be conveyed with good title, free and clear from any lawful security interest, lien or encumbrance; and (d) will not be (i) adulterated or misbranded by DSM within the meaning of the FD&C Act nor (ii) an article that may not be introduced into interstate commerce under the provisions of Sections 404 or 505 of the FD&C Act.  In addition, DSM will use best efforts to ensure that Commercial Product, at the time of sale and shipment to Onyx shall (except for pre-launch Lots) have a minimum of [*] of the Product shelf life as per the applicable Product registrations still available at the time of delivery to Onyx.  Such percentage is specifically based on [*] expiry for the Product.  In the event that the expiry for the Product changes to be [*], DSM will use best efforts to ensure that Commercial Product, at the time of sale and shipment to Onyx shall (except for pre-launch Lots) have a minimum of [*] of the Product shelf life, provided Onyx provide DSM with written notice of such change in the expiry for the Product.  DSM shall provide the Batch records for a Batch of Product within [*] of the date of manufacture of such Batch.  If Onyx elects to conduct its own Batch record reviews, the remaining shelf life required hereunder shall be correspondingly reduced for the period of time required by Onyx for such review.

5.1.2                     DSM further represents and warrants to Onyx that (a) neither DSM nor any of its officers, directors and employees, nor any person or entity used by DSM to perform services under this Agreement is (i) an individual who has been debarred by the FDA pursuant to Section 306 of the Act, 21 U.S.C. § 335), or (ii) a corporation, partnership or association that has been debarred by FDA pursuant to Section 306 of the Act, 21 U.S.C. § 335; (b) the handling, storage, destruction and disposal of all materials, including without limitation all waste, used or generated by DSM in connection with its performance under this Agreement will be conducted in compliance with all applicable Laws; and (c) any DSM Intellectual Property utilized in the methods and processes of manufacture of the Product by DSM under this Agreement shall not infringe any intellectual property rights of any Third Party, and DSM has not received any notice of any such claimed infringement (including without limitation patent infringement) by any Third Party.  If at any time during the Term of this Agreement, DSM becomes aware that DSM or any person employed by DSM has been or is in the process of being debarred, DSM will immediately notify Onyx thereof in writing.

5.2                               Additional Representations and Warranties.

5.2.1                     DSM warrants and represents to Onyx that DSM has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof, and that the execution, delivery and performance of this Agreement by DSM does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor does it violate any Law of any court, governmental body or administrative or other agency having jurisdiction over it.  DSM covenants to Onyx that DSM will not grant any right to any Third Party that would conflict with the rights granted to Onyx under this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.2.2                     Onyx warrants and represents to DSM that Onyx has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof, and that the execution, delivery and performance of this Agreement by Onyx does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor does it violate any Law of any court, governmental body or administrative or other agency having jurisdiction over it.  Onyx covenants to DSM that Onyx will not grant any right to any Third Party that would conflict with the rights granted to DSM under this Agreement.

5.3                               Disclaimer bv DSM. DSM expressly disclaims (a) any warranty that the Products (i) will be merchantable, (ii) will be fit for any particular purpose, or (iii) will not violate or infringe the patent or other intellectual property rights of any Third Party to the extent that they relate to any Onyx Intellectual Property, including the Product’s formulation or composition; (b) any other warranties with respect to the Product, express or implied, except as expressly stated in this Agreement; and (c) any warranties in respect of the formulation, composition, use, or distribution of the Product or in respect of the marketing and/or sale of the Product to third parties.

5.4                               Warranties bv Onvx.  Onyx represents and warrants to DSM (a) that the formulation, composition, use, distribution, marketing, and/or sale of the Product shall comply with applicable Law, and that Onyx will maintain all obligations with respect thereto; (b) that Onyx will comply with applicable Law and that it will keep DSM informed of any development which would affect DSM’s production of the Product hereunder; (c) that Onyx shall comply with all regulatory requirements relating to the labeling of the Product that are applicable in the Territory; (d) that in the event Onyx ships Product outside of the United States, Onyx will comply fully with all export administration and control laws and regulations of the United States government as may be applicable to the export, resale or other disposition of any Products purchased from DSM under this Agreement; (e) that any Onyx Intellectual Property utilized in the methods and processes of manufacture of the Product under this Agreement will not infringe any patent or other intellectual property right of any Third Party; (f) that any specifications for any Product Components, or Onyx Materials provided to DSM by Onyx hereunder, and any production processes provided in writing to DSM by Onyx hereunder, will be suitable for the production of the Product by DSM under this Agreement; (g) that any Excipients and any Active Pharmaceutical Ingredients provided or specified by Onyx hereunder will be suitable for the production of the Product under this Agreement; and (h) that Onyx has disclosed all information available to it regarding health risks which may be involved in manufacturing any Product hereunder utilizing the specified API and other Product Components;.

5.5                               Soecification Changes.

5.5.1                     If, for any reason, during the Term Onyx changes the Specifications, Onyx shall provide DSM with prompt written notice of such changes; and if such changes directly impact DSM’s scheduling or costs, DSM shall promptly notify Onyx in writing as to any scheduling and/or price adjustments caused by such changes.  Prior to implementation of such changes, the Parties agree to negotiate in good faith in an attempt to reach agreement on (a) the new price for any Product which embodies such changes, provided that the price shall not change more than the direct effect of such changes on DSM’s costs for the Product, and (b) any other amendments to this Agreement which may be necessitated by such changes (i.e., an adjustment to the lead time for Purchase Orders).

5.5.2                     Onyx agrees to reimburse DSM for the reasonable expenses incurred by DSM as a result of such changes as set forth in Section 5.5.1, including, but not limited to, reimbursing DSM for its validation and development costs, capital expenditure costs and costs for any packaging components or other materials rendered unusable as a result of such changes.

5.5.3                     If during the Term of this Agreement Onyx amends or is required by Law to amend the Specifications so as to render the Active Pharmaceutical Ingredients, Captisol®, Excipients, labeling and/or packaging components for any Product obsolete, Onyx shall (a) at Onyx’s option, purchase from DSM, at DSM’s Acquisition Cost, that amount of inventory of Excipients, labeling,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and packaging components so rendered obsolete, or (b) accept DSM’s return of such materials to Onyx and reimburse DSM any restocking fees incurred; and Onyx shall also purchase from DSM, at the applicable Product Price, that amount of inventory of Product which is rendered obsolete.  Notwithstanding the foregoing, DSM shall in good faith try to use or resell such Excipients, labeling, or packaging components to manufacture a product for another customer, and DSM shall credit Onyx the Acquisition cost for any Excipients, labeling, or packaging components so used or resold.  If DSM is unable to use or resell such Excipients, labeling, or packaging components, then Onyx shall, in addition to reimbursement of DSM’s Acquisition Cost for obsolete inventories, pay DSM a [*] service fee for return or destruction of product, plus the costs of any shipment or destruction of such inventories.

5.5.4                     DSM shall not make any changes to Specifications without Onyx’s prior written consent.

5.6                               Quality Agreement.  The Quality Agreement attached hereto as ANNEX 3 further details the quality assurance obligations and responsibilities of the Parties with respect to the Product.  Notwithstanding anything to the contrary in this Agreement or in any other document or agreement, in the event of a conflict between this Agreement and the Quality Agreement, the Quality Agreement shall govern and control with respect to quality-related matters; and this Agreement shall govern and control with respect to all other matters.

5.7                               Duty of Cooperation.  The Parties acknowledge that production of pharmaceutical products is inherently complex and requires close attention to all aspects of the Specifications, Excipients, Active Pharmaceutical Ingredients, production, storage, and shipment (collectively, “Process Requirements”).  The Parties further acknowledge that DSM, as manufacturer of the Products, and Onyx, as distributor of the finished Product, have significant regulatory and legal obligations.  Accordingly, the Parties agree to comply with applicable Law as to their respective obligations and to reasonably cooperate with each other to maintain regulatory and legal compliance hereunder.  The Parties further agree to notify each other promptly of any known problems with respect to Process Requirements and/or regulatory obligations and to resolve such problems in a prompt and efficient manner so as to permit continued production and shipment of conforming Product, in accordance with all applicable regulatory requirements, applicable Law and CGMP, this Agreement and the Quality Agreement.  Costs for correction of any such Process Requirements shall be allocated between the Parties in a fair and equitable manner and in accordance with the respective obligations of the Parties hereunder, under the Quality Agreement, and under any related agreements.  If Onyx elects to delay or cease production of the Product, for any period of time and for any reasons (except for delays or cessation of production caused by DSM or new legal or regulatory requirements), it shall promptly notify DSM; and Onyx shall reimburse DSM for (i) DSM’s costs incurred prior to or during such period of delay, including DSM’s Acquisition Costs for unused inventories of Excipients and finished Product produced in accordance with Onyx’s forecasts, and (ii) DSM’s reasonable costs for services in resolving problems with Process Requirements which are beyond the obligation or reasonable control of DSM. Such election by Onyx to delay or cease production of Product shall not relieve it from any Firm Purchase Commitment requirements or other purchase obligations.

ARTICLE 6:  FORECASTS; ORDERS

6.1                               Lona Term Forecast.  Within thirty (30) days after the Effective Date, Onyx shall deliver to DSM a non-binding [*] forecast of Onyx’s quantity requirements for the Product and for [*] (the “Long Term Forecast”).  The Long Term Forecast shall thereafter be updated [*] during the Term of this Agreement.  If DSM is unable to accommodate any portion of the Long Term Forecast, it shall notify Onyx and the Parties shall agree on any revisions to the forecast.

6.2                               Monthly Forecast.  Except for the initial forecast after the Effective Date which shall be provided to DSM within [*] after the Effective Date, at least [*] prior to the first month during which Onyx requires Product from DSM hereunder, Onyx shall submit to DSM a written non-binding estimate of its monthly requirements for the Product for each of the next succeeding eighteen (18) months (the “Monthly Forecast”).  The Monthly Forecast shall be updated monthly on the [*] of the month on an eighteen (18)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

month rolling basis.  If Onyx fails to update the Monthly Forecast by such deadline, then DSM shall be entitled to apply Onyx’s most recently forecasted requirements for such time frame in planning the production schedule for the Firm Commitment Period (as defined in Section 6.3); and in such event Onyx shall be obligated to purchase such quantities consistent with Onyx’s most recently forecasted requirements for such time frame to the extent that they become part of the Firm Purchase Commitment period as provided herein.  If DSM is unable to accept (i) quantities stated for any new month in the Monthly Forecast, or (ii) quantities in excess of previously forecasted quantities (collectively, the quantities in (i) and (ii) referred to as “Additional Quantities”), then DSM shall notify Onyx in writing within [*] after receipt of the Monthly Forecast; otherwise such Additional Quantities shall be deemed to have been approved and accepted by DSM. The Parties shall negotiate in good faith to resolve any issues in respect of the Additional Quantities which DSM is unable to accept for any month(s) stated in the Monthly forecast, according to DSM’s available capacity.

6.3                               Firm Purchase Commitment.  Onyx shall not be bound to any Firm Purchase Commitment (as defined below) until after its receipt of Product Approval.  Thereafter, the forecast of the most current six (6) month period of the Monthly Forecast shall constitute a firm purchase commitment (the “Firm Purchase Commitment”) which shall state in detail the quantities of the Product ordered and the required Delivery Dates, and shall be binding on the Parties regarding the Products to be purchased.  The forecast for the remaining twelve (12) month period of the Monthly Forecast is for planning purposes only and shall not constitute a commitment to purchase or supply Product.  During [*] production, DSM will notify Onyx in writing of the actual start date of production.  In the event that Onyx does not ultimately purchase the forecast quantities for (i) the [*] of the Firm Purchase Commitment period ([*]), it shall be obligated to pay to DSM for any deficient quantities on the basis of [*] of the Product Price for those quantities which Onyx failed to purchase during such Firm Purchase Commitment period, and (ii) the [*] of the Firm Purchase Commitment period ([*]), it shall be obligated to pay to DSM for any deficient quantities on the basis of [*] of the Product Price for those quantities which Onyx failed to purchase during such Firm Purchase Commitment period.  If DSM is unable for any reason, other than the failure of Onyx’s Designated Vendors timely to provide Excipients as referenced in Section 4.4, to supply the Firm Purchase Commitment to Onyx on a timely basis, (a) Onyx shall not be obligated to pay for any portion of the Firm Purchase Commitment which DSM could not deliver, and (b) DSM will use all reasonable commercial efforts to schedule new manufacturing to fulfill the Firm Purchase Order requirements as soon as possible, subject to its existing obligations and manufacturing schedule for the facility.

6.4                               Materials/Lead Times.  DSM shall have the right, at any time, to order Excipients, and other materials necessary for the manufacture of Products in accordance with the lead-times set forth in ANNEX 1 hereto.  In addition, if due to unanticipated circumstances, any Excipients require a longer lead-time, DSM shall be entitled to order such materials as it deems appropriate to fulfill its obligations hereunder; provided that DSM shall notify Onyx before any such order.

6.5                              Quantities in Excess of Forecasts.  Should any Purchase Order seek to purchase Product in amounts up to [*] in excess of the amounts set forth in the most recent Monthly Forecast provided by Onyx to DSM pursuant to Section 6.2 hereof, or should Onyx desire to increase the amount of Product to be manufactured pursuant to any Purchase Order already submitted, then DSM shall use reasonable commercial efforts to comply with such requested changes; but DSM shall not be liable to Onyx for any inability, despite its reasonable best efforts, to manufacture such excess quantities.

6.6                               [*] Quantities.  If Onyx forecasts [*] quantities for a [*] period during the term of this Agreement (the “[*] Forecast Period”), then DSM shall have the option, at its sole discretion, to provide a [*] notice to Onyx of DSM’s intention to terminate the Agreement on a stated day within the [*] Forecast Period; and Onyx shall thereafter have [*] either (i) to withdraw the [*] forecasts and re-submit a [*] forecast, or (ii) to negotiate other terms and conditions on which this Agreement shall remain in force and effect; otherwise, DSM shall have the right to terminate this Agreement at the end of the [*] notice period, effective on written notice of termination from DSM to Onyx.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.7                               Business Interruotion/Allocation.  If for any reason DSM experiences a Force Majeure Event that prevents DSM from supplying full contract quantities for any period of time, then DSM shall give due notice of such conditions to its customers, including Onyx.  Except as hereinafter set forth, Onyx shall be accorded equal treatment as among all DSM customers and then-current production commitments, subject to the following priorities:

6.7.1                     First (1st) priority: Medical necessity products over non-necessity products;

6.7.2                     Second (2nd) priority: Products where there is no alternative therapy available over products where alternatives are available; and

6.7.3                     Third (3rd) priority: Stock out of product over non-stock out of product.

6.8                               Non-Exclusivity.  Nothing in this Agreement shall preclude Onyx from arranging for the manufacture and supply of the Product from one (1) or more Third Party suppliers at any time, in Onyx’s sole discretion.

ARTICLE 7: PURCHASE OF PRODUCT; RELEASE; DELIVERIES

7.1                               Purchase Orders.

7.1.1                     Except to the extent the Parties may otherwise agree with respect to a particular shipment, all Product shall be ordered by Onyx pursuant to one (1) or more written Purchase Orders (each, a “Purchase Order”), stating the Product, Unit quantities, and Delivery Dates, which shall be sent to DSM not less than [*] prior to the Delivery Dates specified in such Purchase Orders.  Subject to Section 6.5, the Purchase Orders shall be consistent with the Firm Commitment Period of the then-current Monthly Forecast.  Upon receipt of each Purchase Order by DSM hereunder, DSM shall be deemed to have automatically accepted all Purchase Orders consistent with the then-current Firm Commitment Period, and DSM shall use all commercially reasonable best efforts to supply the Product, in such quantities (with any variances permitted hereunder) and shall use its best efforts to deliver such Product to Onyx no later than [*] after the Delivery Dates specified in such Purchase Order.

7.1.2                     Chanaes in Purchase Orders.  Once received by DSM, Purchase Orders are firm and may not be cancelled or modified without DSM’s prior written consent, which shall not be unreasonably withheld.  If Onyx requests changes, delays, or cancellation of any Purchase Order, and if DSM accepts such change, delay, or cancellation, DSM’s acceptance shall not reduce or eliminate Onyx’s Firm Purchase Commitment.

7.1.3                     Additional Terms.  Any additional or conflicting terms and conditions which may be printed on Purchase Orders issued by Onyx shall have no force or effect between the Parties unless specifically agreed to by DSM.

7.2                              Release Documentation.  Along with each amount of Product delivered hereunder to Onyx (or a Third Party designated by Onyx in writing), DSM shall present to Onyx the Release Documentation.  The Parties shall confer prior to any such delivery of Product regarding the container and shipping details, the analytical results and other related data and information and any other details relating to the Release Documentation or other pertinent details.  In accordance with Section 10.7 and subject to the terms of the Quality Agreement, Onyx may audit and make copies of any such Release Documentation, and any underlying data or information, during an audit for purposes of due diligence and verification of compliance with CGMP, the Specifications, this Agreement, the Quality Agreement, the applicable Purchase Order and all applicable Laws.  In addition, and without limitation of the foregoing, Release Documentation shall include [*] and [*] for the [*] Batches of Product at which time Onyx will re-evaluate the continuing need to receive such information.  Thereafter, Onyx shall have the right to review such documentation at DSM and if further information is needed after Onyx’s receipt and review of such information, DSM agrees to provide such information to Onyx at no additional cost.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.3                               Purchase Quantities.  All Product shall be ordered in [*].  Each Purchase Order shall specify the quantity of Units of Product being ordered.  Quantities actually shipped pursuant to a given Purchase Order may vary from the quantities reflected in such Purchase Order by up to [*] above or below the stated quantities and still be deemed to be in compliance with such Purchase Order; however Onyx shall only be invoiced for actual delivered quantities.

7.4                               Packaaing.  All Product shall be shipped by DSM in accordance with the Packaging Specifications set forth in ANNEX 1.

7.5                               Delivery Terms.  The terms of delivery for the Product shall be [*].  Title to Product that has been Released hereunder shall pass to Onyx free and clear of any security interest, lien, or other encumbrance upon delivery of the Product to the carrier at the DSM Facility.  Risk of loss or damage for such Product shall pass from DSM to Onyx upon DSM’s delivery of the Product to a common carrier at the DSM Facility.  Shipping costs prepaid by DSM will be billed to Onyx monthly by DSM on separate invoices.

7.6                               Invoicing.  DSM shall invoice Onyx upon shipment of Product that has been Released in accordance with Section 8.4 hereinafter.

7.7                               Import and Export Matters.  Onyx will prepare, obtain, and maintain all necessary import and export registrations relating to the Product and the Active Pharmaceutical Ingredient.

ARTICLE 8: PRICE; PRICE INCREASES; ADDITIONAL PAYMENTS

8.1                               Price.  For Product purchased during the [*], Onyx shall pay to DSM the Product Price set forth in ANNEX 1 hereto, subject to adjustment as set forth in Section 8.2 hereof.

8.2                               Price Increases/Decreases.

8.2.1                     Designated Vendors.  Any price increase in Excipients as implemented by Designated Vendors shall be passed through directly to Onyx by a corresponding increase in the Product Prices which directly reflects such increase, [*], unless such increases are directly billed by the Designated Vendor to Onyx.  As soon as DSM becomes aware of such price increases from a Designated Vendor, it shall provide written notice to Onyx, stating the effective date and the amount of the increase in the Product Price.

8.2.2                     Annual Increase/Decrease.  Subject to this Section 8.2, the Product Price shall remain firm until [*].  Any subsequent Product Price increases or decreases over the price applicable during [*] the Term shall be negotiated in good faith by the Parties, no more than once in any Contract Year and shall remain firm for the remainder of such Contract Year.  The Product Price may be increased or decreased by DSM as of [*] and each Contract Year thereafter by [*] or [*], or [*] for [*] as of the [*].  Increases or decreases in the Product Price pursuant to this Section 8.2.2 shall apply to all shipments during such Contract Year.

8.2.3                     Processing Costs.  The Product Price may also be increased or decreased by DSM upon written notice to Onyx following startup of production hereunder, relating to changes in costs for extended processing times, revised Specifications, or other process requirements which differ from the initial assumptions and parameters but only if such changes are at the request of Onyx.  The Parties shall negotiate in good faith to conclude agreement on Product pricing which fairly reflects such costs.

8.2.4                     Compliance with Foreign Regulatorv Authorities.  Additional payments or price increases may also be required to comply with regulatory requirements, fees, and other expenses incurred by DSM for importation of Product into additional foreign countries outside of the Territory.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.2.5                     Specification Changes.  The Product Price may also be changed by DSM as a result of Specification changes by Onyx as referenced in Section 5.5

8.3                               Taxes.  The Product Prices set forth in the Product Addendum in ANNEX 1 do not include sales, use, consumption, or excise taxes of any taxing authority.  The amount of such taxes, if any, will be added to the Product Prices in effect at the time of shipment thereof and shall be reflected in the invoices submitted to Onyx by DSM pursuant to this Agreement.  Onyx shall pay the amount of such taxes to DSM in accordance with the payment provisions of this Agreement, except for any taxes related to DSM’s income which shall be the responsibility of DSM.

8.4                               Invoicing; Method of Payment.  At the time of each Release and shipment of Product hereunder, DSM shall invoice Onyx for the shipped Product, and Onyx shall pay such invoices within [*] of the invoice date.  All payments due hereunder to DSM shall be sent to DSM at the times set forth herein by check or wire transfer to such accounts as DSM may designate to Onyx in writing from time to time in accordance with Section 20.11 hereof.  Immediately following the initiation of any wire transfer to DSM, Onyx shall notify DSM’s cash management department, as DSM may direct from time to time in accordance with Section 20.11.

8.5                               Communication.

8.5.1                     DSM shall provide Onyx with information reasonably required to satisfy Onyx’s financial reporting requirements under GAAP, as well as all information reasonably required for Onyx to satisfy applicable Law (including, without limitation, internal control testing and other requirements under the Sarbanes-Oxley Act, as well as any applicable anti-slavery or human trafficking laws, ), including by providing the monthly inventory and transaction summaries provided in Section 8.5.2.  Subject to Section 10.7, Onyx and its designees (subject to the remaining requirements of this Section 8.5.1) shall be entitled to audit DSM as to all such information reasonably required to satisfy Onyx’s requirements under applicable Law or in connection with Onyx’s financial reporting requirements under GAAP. In the event that Onyx requests that a third party designee audit DSM, DSM shall evaluate each request on a case by case basis and may require that each such third party designee execute a confidentiality agreement with confidentiality obligations at least as stringent as those contained in this Agreement.  Notwithstanding execution of such an agreement between DSM and an Onyx designee, Onyx shall be [*] liable to DSM for any breach of that agreement by or any action or inaction of its third party designee.

8.5.2                     The Parties will identify and implement appropriate communication tools under their respective information management systems such that DSM shall provide Onyx with appropriate inventory and transaction information on a monthly basis, including an adequate inventory of Product inventory (including API, Captisol®, Excipients, work-in-progress, completed but not yet Released Product, and Released Product that is not yet shipped) as well as a Product shipment transaction summary from the previous month.

8.6                               Audit.  Onyx shall have the option, on an annual calendar-year basis during the Term and for [*] beyond the Term of the Agreement, to request an audit of any charges invoiced by DSM during the preceding year for items ordered by DSM on behalf of Onyx; eg., Excipients.  Such audits shall be performed by an independent certified public accountant, mutually agreeable to Onyx and DSM (the “Independent Auditor”), who shall be permitted to review DSM’s records and accounts relating to this Agreement to verify that invoices issued hereunder were correctly prepared.  The Independent Auditor shall report to Onyx whether the invoices were correctly calculated and other material accounting findings; and if not, the amount by which the invoices were over-stated or under-stated.  The Independent Auditor shall be subject to the confidentiality provisions set forth in Article 14.  Promptly following the report of the Independent Auditor, the Parties shall resolve any over-charges or under-charges in good faith.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 9:  RECALLS

9.1                               Resoonsibilitv and Coordination.  Product recalls and all contacts with Regulatory Authorities (including but not limited to FDA and EMA) relating to the Product and/or to recall or withdrawal of the Product shall be the responsibility of, and under the control of, Onyx.  Onyx shall notify the Regulatory Authorities of any recall, and shall be responsible for coordinating all necessary activities regarding the action taken.  However, in the event that either Party has reason to believe that any Products should be recalled or withdrawn from distribution, such Party shall promptly inform the other Party in writing prior to taking any such action in accordance with the terms of the Quality Agreement.

9.2                               DSM Resoonsibilitv.  If any Product is recalled or withdrawn as a result of the supply by DSM of Product that does not conform to the Specifications or other provisions of this Agreement or the Quality Agreement, then subject to Sections 4.2.7 and 13.5, DSM shall reimburse Onyx for the reasonable costs and expenses of Onyx and its Affiliates actually incurred as a result of such recall or withdrawal, including but not limited to the costs and expenses of notifying customers, and the costs and expenses of destroying the recalled or withdrawn Product and the costs and expenses of manufacturing, packaging, supplying and shipping replacement conforming Product.

9.3                               Shared Responsibility.  If each Party contributes to the cause for a recall or withdrawal of Product, the expenses actually incurred as a result of such recall or withdrawal will be shared in proportion to each Party’s responsibility.  All other recalls or withdrawals of Product not covered by Section 9.2 or the preceding sentence of this Section 9.3 shall be at Onyx’s sole expense.  Onyx shall give DSM prompt written notice of any Product recalls or withdrawals that Onyx believes are covered by Section 9.2 or the first sentence of this Section 9.3.

9.4                               Records.  Onyx shall maintain records of all sales of Product and customers sufficient to adequately administer a recall, market withdrawal or correction for at least as long as such records are required to be maintained under applicable Laws.  Subject to Section 9.1, Onyx shall in all events be responsible for conducting any recalls, market withdrawals or corrections with respect to the Product.

9.5                               Over-Labeling.  DSM shall not be responsible for reimbursing Onyx for Product recalls which result from over-labeling or re-labeling of Product which is effected by Onyx or any Third Party, after Product has been delivered by DSM to Onyx.

ARTICLE 10:  REGULATORY

10.1                        Validation.  The Parties recognize that the validation lots of the Product have been manufactured pursuant to the Development Agreement.

10.2                        Regulatory.

10.2.1              DSM will provide Onyx with standard regulatory support as identified in ANNEX 4 attached hereto, at no additional charge to Onyx.  Additional regulatory services and/or documentation may be provided by DSM, subject to the agreement of the Parties and subject to additional charges.

10.2.2              Onyx shall provide to DSM a copy of Onyx’s annual report with respect to the manufacture and control of the Product; and Onyx shall take into consideration any DSM comments to such annual report with respect to the Product.  DSM shall provide comments on the Annual Report to Onyx within three (3) business days after receipt.  Notwithstanding the foregoing or anything in this Agreement to the contrary, Onyx shall be solely responsible for all regulatory strategy relating to the Product, including CMC matters.

10.3                        Analytical and Validation Methodology.  Any analytical and validation methodology supplied by Onyx and required for use by DSM in the production of Product hereunder (i) must be certified by Onyx to be appropriate for the intended use (e.g., cleaning verification, product release, in-process testing, and stability testing), (ii) must be validated per current regulatory guidelines, and (iii) must be readily available to DSM personnel during any regulatory inspection in the DSM Facility.  Periodic re-certification of methods

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

validations may be required in accordance with CGMP. Required analytical and validation methodology which is not supplied by Onyx (or not previously developed by DSM for Onyx) will be developed by DSM, at Onyx’s expense, according to DSM’s standard rates for development.

10.4                        Reference Standards.  Reference standards required for API and key components of the Product which are readily available through the U.S. Pharmacopaeia shall be provided by DSM. If such reference standards are not readily available or must be made to order, they shall be obtained at Onyx’s expense, including any re-certifications thereof.

10.5                        Stability Studies.  DSM and Onyx acknowledge that stability studies will be conducted by a third party laboratory.  DSM agrees to cooperate and support such stability studies and any associated activities; however, DSM shall not be responsible for any stability studies unless otherwise mutually agreed upon between the Parties.

10.6                        Regulatory Matters.  Notwithstanding anything contained in this Agreement to the contrary, DSM shall not initiate or participate in any communications with the FDA or any other Regulatory Authority concerning the Product, the API, or Captisol®, (i) unless required by applicable Law, provided that DSM provides Onyx with prior notice of such communication, or if prior notice is not practical, as promptly after such communication as is possible; or (ii) unless otherwise agreed by the Parties If any Regulatory Authority conducts or gives notice to DSM of its intent to conduct any audit or inspection at the DSM Facility related to the Product (including but not limited to a PAI) or takes any other regulatory action that would impair DSM’s performance under this Agreement, DSM will promptly give Onyx written notice thereof, including information pertinent thereto, and shall coordinate with Onyx in connection therewith to the extent practical; provided, however, that Onyx acknowledges that Onyx may not direct the manner in which DSM fulfills its obligations to permit audit or inspection by Regulatory Authorities.  Onyx shall provide DSM with all documents reasonably requested by DSM relating to any PAI of the DSM Facility relating to the Product, including, but not limited to, all development reports, CMC sections of Onyx’s NDA or other Regulatory Documentation and stability data.

10.7                        Onyx Audits.  Onyx, upon prior written notice and during normal business hours, shall have the right to audit, inspect and/or make copies of DSM’s records, including without limitation the Batch records, Release Documentation, and the portions of the DSM Facility and equipment used pursuant to this Agreement in accordance with the terms of the Quality Agreement, [*] at no charge to Onyx for purposes of due diligence and verification of compliance with cGMP Requirements, the Specifications, this Agreement, the Quality Agreement, the applicable Purchase Order and all applicable Laws.  If Onyx requests to audit DSM more than [*] and [*], Onyx agrees to reimburse DSM for DSM’s reasonable costs and expenses incurred in hosting any such audit.  Notwithstanding the foregoing, there shall be no limit on the number of for-cause audits, and the costs and expenses of any for-cause audit shall be borne by DSM.

ARTICLE 11:  TERM; TERMINATION

11.1                        Term.  Unless sooner terminated pursuant to the terms hereof, the term of this Agreement shall commence on the Effective Date and shall continue in force and effect until January 1, 2015 (the “Term”).

11.2                        Right to Terminate Agreement Without Cause.  Each Party shall have the right at any time to terminate this Agreement, without cause, upon at least eighteen (18) months’ advance written notice to the other.  Upon receipt of any such notice of termination under this Section 11.2, DSM shall discontinue performing services except as otherwise agreed in writing by the Parties with respect to the Agreement and any Purchase Order(s) so terminated.  In addition to the obligations set forth in Sections 11.6 and 11.7, if this Agreement is terminated pursuant to this Section 11.2 by Onyx, Onyx shall complete payment for all Firm Purchase Commitments and other incurred obligations under this Agreement, including any Purchase Order(s), any outstanding invoices, all non-refundable costs reasonably incurred by DSM, and for all work completed by DSM for Onyx prior to such termination date.  Consistent with the other terms and conditions of this Agreement, Onyx shall own all API, Excipients, in process materials, Product and Release

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Documentation arising under or otherwise resulting from DSM’s performance under this Agreement or for which DSM was reimbursed by Onyx under this Section 11.2.

11.3                        Termination for Default.  This Agreement may be terminated by either Party in the event of the material breach or default by the other Party of the terms and conditions hereof, provided that the non-breaching Party shall first give to the defaulting Party written notice of the proposed termination or cancellation of this Agreement, specifying the grounds therefor.  Upon receipt of such notice, the defaulting Party shall have [*] to respond by curing such default (or [*] with respect to a failure by either Party to pay any amounts hereunder when due); or if such breach (other than with respect to either Party’s failure to pay any amounts hereunder when due) is not capable of being cured within such [*], provided that the breaching Party within the first [*] period provides a written certificate to the other Party stating why such breach is not capable of being cured within such [*], the time period for curing such breach shall be extended an additional [*].  If the breaching Party does not so respond or fails so to work diligently and to cure such breach within the applicable cure period set forth above, then the other Party may terminate the Agreement, effective immediately on written notice to the other Party.  Termination of this Agreement pursuant to this Section 11.3 shall not affect any other rights or remedies which may be available to the non-breaching Party.  If this Agreement is terminated by Onyx under this Section 11.3, Onyx shall have the right to require DSM to transfer manufacturing documentation in accordance with the terms of this Agreement.  In the event of any such termination by Onyx, commencing promptly upon the effective date of such termination, DSM will transfer to Onyx or its designee the most current versions of all Work Product, Product Intellectual Property and other materials, regulatory documentation and other information at the DSM Facility necessary to undertake the manufacture and supply of the Product, and shall make DSM’s personnel and other resources reasonably available as necessary to effect an orderly transition to alternate supplier(s) designated by Onyx.  Such transfer shall be completed within three (3) months after the effective date of such termination, and DSM shall bear all of its costs and expenses associated with this Section 11.3.

11.4                        Termination for Bankruptcy; Insolvency/Additional Termination Rights.  Either Party may terminate this Agreement, effective upon written notice to the other Party, upon the occurrence of any of the following:

11.4.1              The entry of a decree or order for relief by a court having jurisdiction in respect of the other Party in an involuntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable federal or state insolvency or other similar law and the continuance of any such decree or order unstayed and in effect for a period of [*]; or

11.4.2              The filing by the other Party of a petition for relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state insolvency or other similar law.

11.4.3              Immediately upon written notice from Onyx to DSM in the event that (a) Onyx does not receive Product Approval of the Product, or (b) the Product Approval for Product as submitted for approval by the FDA or any other Regulatory Authority is withdrawn, either by Onyx or the Regulatory Authorities.

11.4.4              Without limitation of each Party’s indemnification obligations set forth in Article 13, immediately by either Party, if a court of applicable jurisdiction orders a final judgment in that jurisdiction, that DSM’s manufacture, sale, or distribution of the Product as contemplated hereby, or Onyx’s exportation, manufacture, packaging, marketing, sale and/or distribution of the Product, as applicable, infringes any patent or other proprietary right of any other person, firm or corporation, and such judgment renders such Party unable to perform its material obligations under this Agreement; or

11.4.5              Immediately by either Party, if any proceeding in bankruptcy, reorganization or arrangement for the appointment of a receiver or a trustee to take possession of the other Party’s assets or any

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

similar proceeding under the law for the relief of creditors shall be instituted against the other Party; or if the other Party shall make an assignment for the benefit of its creditors.

11.5                        Termination for [*] Forecasts.  This Agreement may also be terminated by DSM in the event of [*] of [*] forecasts by Onyx, in accordance with Section 6.6 above.

11.6                        Cessation of Manufacture; Purchase of Remaining Inventories.  If this Agreement is terminated for any reason other than termination by Onyx pursuant to Section 11.2 or termination by DSM for cause pursuant to Section 11.3, DSM shall provide Onyx with the opportunity to purchase up to [*] Product during the eighteen (18) month advance notice period at the pricing then in effect at the time of the notice of termination.  In addition, unless Onyx terminates the Agreement for cause pursuant to Section 11.3, upon expiration or termination of this Agreement, Onyx shall purchase from DSM (i) [*], all Excipients and other materials acquired by DSM hereunder in reasonable reliance upon the binding portion of Onyx’s Monthly Forecasts, (ii) all work-in-progress for the Product [*], and (iii) all other finished Product then in DSM’s possession; and (iv) Onyx shall compensate DSM for all other uncancelable commitments to Third Parties made by DSM to satisfy existing Purchase Orders.  Notwithstanding the foregoing, if any cancellation penalty amount is less than an actual expense for such commitment (including [*]), Onyx shall be required to reimburse DSM solely for the amount of the cancellation penalty rather than for the applicable expense; provided, however, that if Onyx terminates the Agreement for cause pursuant to Section 11.3, this provision shall not apply.

11.7                        Other Effects of Termination or Expiration.  In connection with expiration or any termination of this Agreement, DSM shall fully cooperate with Onyx at Onyx’s reasonable expense (except in the case of termination by Onyx for cause under Section 11.3, in which case DSM shall bear such costs) regarding the disposition of all materials, Product and information (including Confidential Information) in DSM’s possession, and the Parties shall promptly agree on a procedure to allow Onyx to repossess any Onyx Equipment located at the DSM Facility (or if mutually agreed to by the Parties, DSM shall have the option to purchase such Onyx Equipment by paying Onyx the depreciated book value thereof calculated on a straight-line basis in accordance with GAAP).  This Section 11.7 as well as the provisions of Sections 8.6, 9.4, 12.4, 20.1 and 20.13 and Articles 13, 14, and 15 shall survive expiration or termination of this Agreement.

ARTICLE 12:  CLAIMS

12.1                        Claims.

12.1.1              The Quality Agreement sets forth the procedures and standards the Parties will use in all determinations of whether or not Product manufactured and supplied under this Agreement is conforming or non-conforming Product for purposes of this Agreement, including without limitation DSM’s warranties under Section 5.1 hereof.  In accordance with the terms of the Quality Agreement, promptly upon receipt of each shipment of the Product under this Agreement, Onyx shall use all commercially reasonable efforts to inspect (or cause to be inspected and tested if Product is shipped to a Third Party) such Product (and associated Release Documentation) for any damage, defect, deviation from Specifications, CGMP or the terms of this Agreement or the Quality Agreement, or any shortage in Product and Onyx shall provide DSM with prompt written notice of any damage, defect or deviation.  DSM shall use all commercially reasonable efforts to resolve all deviations and discrepancies (if any) to the mutual reasonable satisfaction of the Parties in compliance with the Quality Agreement.

12.1.2              If the Product is non-conforming and it is determined under the Quality Agreement that the nonconformity is due to damage to the Product caused by Onyx or its agents, then DSM shall have no liability to Onyx with respect thereto.  If the nonconformity is otherwise caused by DSM’s breach of this Agreement or the Quality Agreement or by negligent or grossly negligent acts or omissions or willful misconduct by DSM or its Affiliates, subcontractors, directors, officers, employees, or agents, then in addition to the provisions of Section 13.2, DSM shall credit Onyx’s

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

account for the price invoiced for such nonconforming Product as well as the Acquisition Costs (or, if applicable, pre-agreed designated costs) of the Active Pharmaceutical Ingredients and any other materials supplied by Onyx to DSM hereunder which were used in such nonconforming Product, together with all out-of-pocket expenses (including, without limitation, all shipping charges) associated with the purchase and return of the Product, and shall take title to and lawfully dispose of all of the non-conforming Product at DSM’s cost and expense.  Notwithstanding the foregoing, in lieu of a credit, Onyx may request reimbursement of the amounts referenced in the immediately preceding sentence if there is no ongoing business between the Parties at the time that the foregoing amounts become due.

12.1.3              If payment for non-conforming Product has previously been made by Onyx, DSM shall, at Onyx’s option, (i) apply such credit against future orders, (ii) offset the amount thereof against other amounts then due DSM by Onyx hereunder, or (iii) replace such nonconforming Product with equal amounts of conforming Product at no additional cost to Onyx.  In the alternative, Onyx may request that DSM return the total amount of the payment to Onyx within [*] of the request in the event that there is no ongoing business between the Parties at such time.

12.2.                     Disposition of Nonconformina Product.  In any case where Onyx possesses Product that it knows or suspects is nonconforming Product, Onyx shall not dispose of such Product without written authorization and instructions of DSM either to dispose of the Product or to return the Product to DSM.

12.3                        Product Holds/Rejects.  DSM will notify Onyx of Product holds and/or rejects that may have an impact on the manufacturing process and that may require Onyx approval prior to resolution.

12.4                        Waiver of Claims.  CLAIMS ARISING HEREUNDER SHALL BE DEEMED TO HAVE BEEN WAIVED BY ONYX IF NOT BROUGHT WITHIN [*] FOLLOWING THE DATE OF THE OCCURRENCE GIVING RISE TO THE CLAIM, EXCEPT FOR CLAIMS RELATING TO LATENT PRODUCT DEFECTS WHICH COULD NOT REASONABLY HAVE BEEN DISCOVERED. SUCH LATENT DEFECT CLAIMS SHALL BE DEEMED WAIVED BY ONYX IF NOT BROUGHT WITHIN [*] FOLLOWING DISCOVERY OF THE DEFECT, BUT IN NO CASE LATER THAN [*] FOLLOWING DSM’s INVOICE DATE FOR SUCH PRODUCT.

ARTICLE 13:  INDEMNIFICATION OF THIRD PARTY CLAIMS

13.1                        Indemnification by Onyx.  Onyx shall indemnify, defend and hold DSM, its Affiliates and their respective directors, officers, employees, agents, successors and assigns, harmless from and against any damages, judgments, claims, suits, actions, liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ fees) arising out of or in connection with any Third Party claim or suit arising solely out of (a) after passage of title and risk of loss for the Product to Onyx or its designee, the use, handling, distribution, marketing or sale of any Product manufactured by DSM hereunder, including claims of illness, injury, or death caused by the use of the Product, except to the extent such claim or suit is covered by DSM’s indemnification obligations under Section 13.2 below; (b) any alleged infringement of Third Party design, trademark, trade name or copyright rights, provided that the allegedly infringing design, trademark, trade name or copyrighted material appears on materials at Onyx’s request; (c) any alleged infringement of Third Party patent rights or any other proprietary rights by the manufacture or use of Product or other materials under this Agreement, provided that the allegedly infringing technology is Intellectual Property of Onyx or otherwise concerns proprietary rights claimed by Onyx and utilized by DSM in the production of the Product; (d) any negligent or grossly negligent act or omission or willful misconduct by Onyx or its Affiliates, directors, officers, employees or agents under this Agreement; (e) any claim by any employee of DSM, its subcontractors, or any third party of illness, injury or death arising out of Onyx’s failure to inform DSM of health risks pursuant to Section 2.8; (f) Onyx’s breach of this Agreement or the Quality Agreement; or (g) any liability related to over-labeling as provided in Section 9.5.

13.2                        Indemnification by DSM. DSM shall indemnify, defend and hold Onyx, its Affiliates and their respective directors, officers, employees, agents, successors and assigns harmless from and against any damages,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

judgments, claims, suits, actions, liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ fees) arising out of or in connection with any Third Party claim or suit arising solely out of (a) DSM’s breach of this Agreement or the Quality Agreement; (b) any negligent or grossly negligent act or omission or willful misconduct of DSM or its Affiliates, subcontractors, directors, employees, contractors or agents under this Agreement; or (c) any alleged infringement of Third Party patent rights by the manufacture of the Product under this Agreement, provided that the allegedly infringing technology is Intellectual Property of DSM.

13.3                        Indemnification Procedures.  A Party (the “Indemnitee”) which intends to claim indemnification under this Article 13 shall promptly notify the other Party (the “Indemnitor”) in writing of any action, claim or other matter in respect of which the Indemnitee or any of its Affiliates, or any of their respective directors, officers, employees or agents intend to claim such indemnification; provided, however, the failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is prejudiced by such failure.  The Indemnitee, its Affiliates, and their respective directors, officers, employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation, negotiation, compromise, settlement and defense of any action, claim or other matter covered by this indemnification.  The Indemnitor shall be obligated to be in charge of and control of any such investigation, negotiation, compromise, settlement and defense, and shall have the right to select counsel with respect thereto, provided that the Indemnitor shall promptly notify the Indemnitee of all developments in the matter.  In no event shall the Indemnitee compromise or settle any such matter which admits fault or requires any other obligation on the party of the Indemnitee without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; nor shall the non-consenting Party be bound by any such settlement.  The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and at its own expense unless the employment of such separate counsel has been specifically authorized by the Indemnitor or the Indemnitor has failed to assume the defense of such claim or action.

13.4                        Survival of Indemnification Obligations.  The provisions of this Article 13 shall survive the expiration or termination of this Agreement.

13.5                        Limitation of Liability.  Notwithstanding the foregoing warranties and representations and the further obligations of the Parties hereunder, in no event shall either Party be liable to the other Party hereunder for incidental, indirect, special, consequential or punitive damages, including without limitation any claim for damages based upon lost profits or lost business opportunity.  Other than in respect of (i) third party claims for illness, injury or death resulting from a defective product and (ii) claims of willful misconduct or gross negligence, the Parties agree that, without limitation of Section 4.2.4, aggregate damages for which either Party shall be liable to the other hereunder, including without limitation costs of API and Captisol yield loss and/or rejected lots, shall be limited to [*] (a) [*] (or those that [*] or [*] or [*]) [*] the [*] and the [*]; or (b) [*].

ARTICLE 14:  CONFIDENTIALITY

14.1                        During the term of this Agreement and for a period of [*] following termination or expiration of this Agreement, each of Onyx and DSM agrees not to publish, disclose or use for any purpose other than its performance hereunder, any information disclosed by the other Party which is Intellectual Property of the Disclosing Party (hereinafter defined), or which is designated as proprietary or confidential (“Confidential Information”) of the Disclosing Party, including, without limitation, information stored on audio or video tapes and disks, or information or knowledge visually acquired by or generated by Onyx or DSM personnel in the form of written notes and memoranda memorializing information or knowledge acquired visually, aurally or orally in the course of either Party’s performance hereunder.

14.2                        Each Party (the “Receiving Party”) shall limit disclosure of Confidential Information received hereunder from the disclosing party (the “Disclosing Party”) to only those officers, employees and agents of the Receiving Party (or its Affiliates’) who are directly concerned with the performance of this Agreement.  Each Party shall advise such officers, employees or agents upon disclosure of any Confidential Information

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to them of the confidential nature of the Confidential Information and the terms and conditions of this Article 14, and shall use all reasonable safeguards to prevent unauthorized disclosure of the Confidential Information by such officers, employees and agents.

14.3                        Both Parties agree that the following shall not be considered Confidential Information subject to this Agreement:

14.3.1              information that is in the public domain by publication or otherwise, provided that such publication is not in violation of this Agreement or any other confidentiality agreement;

14.3.2              information that the Receiving Party can establish in writing was in the Receiving Party’s possession prior to the time of disclosure by the Disclosing Party and was not acquired, directly or indirectly, from the Disclosing Party;

14.3.3              information that the Receiving Party lawfully receives from a Third Party; provided, however, that such Third Party was not obligated to hold such information in confidence;

14.3.4              information that, prior to the Disclosing Party’s disclosure thereof, was independently developed by employees of the Receiving Party without access to or reference to any Confidential Information as established by appropriate documentation; and

14.3.5              information that the Receiving Party is compelled to disclose by a court, administrative agency, or other tribunal or to comply with applicable Law; provided however, that in such case the Receiving Party shall immediately give as much advance notice as feasible to the Disclosing Party to enable the Disclosing Party to exercise its legal rights to prevent and/or limit such disclosure.  In any event, the Receiving Party shall disclose only that portion of the Confidential Information that, in the opinion of the Receiving Party’s legal counsel, is legally required to be disclosed and will exercise reasonable best efforts to ensure that any such information so disclosed will be accorded confidential treatment by said court, administrative agency or tribunal, if available.

14.4                        All Confidential Information shall remain the property of the Disclosing Party.  Upon the termination or expiration of this Agreement, or at any time upon the request of the other Party, the Receiving Party shall immediately return or destroy any Confidential Information of the disclosing Party that is in the Receiving Party’s possession, custody or control, except that the Receiving Party may keep one (1) copy for archival purposes.  The Disclosing Party’s failure to request the return of Confidential Information shall not relieve the Receiving Party of its confidentiality obligations under this Agreement.

14.5                        Each Party acknowledges and expressly agrees that the remedy at law for any breach by it of the terms of this Article 14 shall be inadequate and that the full amount of damages which would result from such breach are not readily susceptible to being measured in monetary terms.  Accordingly, in the event of a breach or threatened breach by either Party of this Article 14, the other Party may be entitled to immediate injunctive relief prohibiting any such breach and requiring the immediate return of all Confidential Information.  The remedies set forth in this Section 14.5 shall be in addition to any other remedies available for any such breach or threatened breach, including the recovery of damages from the breaching Party.

14.6                        The terms and conditions of this Agreement, but not the fact of its existence, shall constitute Confidential Information of Onyx, except that either Party may disclose such terms and conditions to its Affiliates or as required by applicable Law in accordance with Sections 14.2 or 14.3.5 hereof.

14.7                        Survival of Obligations.  The provisions of this Article 14 shall survive the expiration or termination of this Agreement for the time period set forth above.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 15:  OWNERSHIP; INTELLECTUAL PROPERTY; LICENSE GRANTS

15.1                        Intellectual Prooertv of DSM. All Intellectual Property (including, without limitation, Confidential Information) of DSM owned or licensed by DSM as of the Effective Date is and shall remain the exclusive property of DSM. All Intellectual Property generated or derived by DSM (or any of its subcontractors, if any) in the course of performing any services under this Agreement which has general application to manufacturing processes or formulation development of drug products or drug delivery systems shall be the exclusive property of DSM.

15.2                        Intellectual Prooertv of Onvx; License Grant to DSM. All Intellectual Property (including, without limitation, Confidential Information) of Onyx in existence as of the Effective Date is and shall remain the exclusive property of Onyx.  Onyx hereby grants DSM, for the duration of the Term of this Agreement, a non-exclusive license (with no right to sublicense) to use such Intellectual Property of Onyx actually disclosed (or transferred, as applicable) to DSM solely for the purpose of, and only to the extent strictly necessary for, DSM’s performance under this Agreement.

15.3                        License Grant to Onyx.  DSM hereby grants to Onyx a fully paid-up, royalty-free, perpetual, irrevocable, fully transferable, worldwide, non-exclusive license (with the right to sublicense) to use any Intellectual Property of DSM as contained in the Product Intellectual Property and/or the Work Product that is developed by DSM for Onyx under this Agreement, to use, have used, disclose, modify, reproduce, enhance, sell, make or have made derivative works thereof and distribute (directly or indirectly) such Work Product and Product Intellectual Property, for Onyx’s full use and enjoyment, including the development, manufacture and commercialization of the Product.  DSM hereby assigns to Onyx all rights which DSM or its directors, officers, employees, agents, subcontractors or representatives may have in any and all Property Intellectual Property and Work Product, subject only to DSM’s rights to Intellectual Property with general application as provided in Section 15.1 above.  DSM shall neither transfer to any Third Party nor derive any commercial benefit from any Product Intellectual Property or Work Product other than as expressly set forth in this Agreement.

15.4                        In the event that DSM proposes to use any process, technology, material or information in connection with the performance by DSM or any of its subcontractors (if any) of any services under this Agreement which is Intellectual Property (including know-how) outside the scope of the Development Agreement or this Agreement, DSM shall first notify Onyx in writing describing such proposal, and DSM shall incorporate such process, technology, material or information into services rendered pursuant to this Agreement only with Onyx’s prior written consent to such incorporation.  In connection with any such use, DSM hereby grants to Onyx a fully paid-up, royalty-free, perpetual, irrevocable, fully transferable, worldwide, non-exclusive license (with the right to sublicense) to use any such process, technology, material or information as part of the grant of rights to Onyx under Section 15.3 above.

15.5                        This Article 15 shall survive the termination or expiration of this Agreement.

ARTICLE 16:  FORCE MAJEURE

16.1                        Effects of Force Majeure.  Neither Party shall be held liable or responsible for failure or delay in fulfilling or performing any of its obligations under this Agreement in case such failure or delay is due to any condition beyond the reasonable control of the affected Party including, Acts of God, strikes or other labor disputes, war, riot, earthquake, tornado, hurricane, fire, civil disorder, explosion, accident, flood, sabotage, lack of or inability to obtain adequate fuel, power, materials, labor, containers, transportation, supplies or equipment, breakage or failure of machinery or apparatus, national defense requirements, or supplier strike, lockout or injunction (a “Force Majeure Event”).  Such excuse shall continue as long as the Force Majeure Event continues, provided, however, that Onyx may cancel without penalty any and all Purchase Orders in the event DSM is unable to fulfill an outstanding Purchase Order within [*] of its scheduled delivery date due to a Force Majeure Event and Onyx shall receive an extension to its Firm Purchase Commitment commensurate to the period of time for such Force Majeure Event.  Upon cessation of such Force Majeure Event, such Party shall promptly resume performance on all Purchase Orders which have not been terminated.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

16.2                        Notice of Force Majeure Event.  In the event either Party is delayed or rendered unable to perform due to a Force Majeure Event, the affected Party shall give notice thereof and its expected duration to the other Party promptly after the occurrence of the Force Majeure Event; and thereafter, the obligations of the affected Party will be suspended during the continuance of the Force Majeure Event.  The affected Party shall take commercially reasonable steps to remedy the Force Majeure Event with all reasonable dispatch, but such obligation shall not require the settlement of strikes or labor controversies on terms unfavorable to the affected Party.

ARTICLE 17:  LEGAL COMPLIANCE

17.1                        Legal Compliance.  Each Party shall comply in all material respects with all Laws applicable to the conduct of its business pursuant to this Agreement, including, but not limited to, the FD&C Act and CGMP.

ARTICLE 18:  PRESS RELEASES; USE OF NAMES

18.1                        Press Releases.  Any press release, publicity or other form of public written disclosure related to this Agreement prepared by one Party shall be submitted to the other Party prior to release for approval, which approval shall not be unreasonably withheld or delayed by such other Party; provided, however, that Onyx and DSM’s parent company Affiliate may announce the signing of this Agreement in their quarterly results release without prior approval.

18.2                        Use of Names.  Except as expressly provided or contemplated hereunder and except as otherwise required by applicable Law, no right is granted pursuant to this Agreement to either Party to use in any manner the trademarks or name of the other Party, or any other trade name, service mark, or trademark owned by or licensed to the other Party in connection with the performance of this Agreement.  Notwithstanding the above, as may be required by applicable Law, Onyx, DSM and their Affiliates shall be permitted to use the other Party’s name and to disclose the existence and terms of this Agreement in connection with securities or other public filings or to comply with applicable Law.

ARTICLE 19:  DISPUTE RESOLUTION

19.1                        Attempted Good Faith Resolution.  The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the Term of this Agreement that relates to either Party’s rights and/or obligations hereunder.  In the event of the occurrence of such a dispute, either Party may, by notice to the other Party, have such dispute referred to their senior officers as may be designated by each Party for attempted resolution by good faith negotiations within [*] after such notice is received.

ARTICLE 20:  MISCELLANEOUS

20.1                        Insurance.

20.1.1              ONYX Insurance.  During the Term of this Agreement, Onyx shall procure and maintain (a) Commercial General Liability Insurance, including Contractual Liability, and (b) Global Products Liability coverage (collectively, the “Onyx Insurance”).  The Onyx Insurance shall cover amounts not less than [*] combined single limit and shall be with an insurance carrier with an A.M. Best rating of A-VII or better.  Onyx promptly shall deliver a certificate of Onyx Insurance and endorsement of additional insured to DSM evidencing such coverage.  Any deductible and/or self-insurance retention shall be the sole responsibility of Onyx.

20.1.2              DSM Insurance.  During the Term of this Agreement and until final acceptance by Onyx of all work performed in connection with this Agreement (should such final acceptance occur later than expiration of the Term) for [*] thereafter, DSM shall procure and maintain (i) Commercial General Liability Insurance, including Contractual Liability, and (ii) Global Products Liability coverage (collectively, the “DSM Insurance”).  The DSM Insurance shall cover amounts not less than [*] combined single limit and shall be with an insurance carrier with an A.M. Best rating of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-VII or better.  Onyx shall be named as an additional insured on the DSM Insurance and DSM promptly shall deliver a certificate of DSM Insurance and endorsement of additional insured to Onyx evidencing such coverage.  Any deductible and/or self-insurance retention shall be the sole responsibility of DSM.

20.2                        Independent Contractors.  The relationship between Onyx and DSM is that of independent contractors and nothing herein shall be deemed to constitute the relationship of partners, joint venturers, nor of principal and agent between Onyx and DSM. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Third Party.

20.3                        Assistance from Onvx.  To assist DSM in its performance of this Agreement, Onyx shall provide DSM, in a timely fashion, with all relevant information, documentation and data (including without limitation any information, documentation and data relating to Product safety and information, documentation and data, including NDA and/or other Regulatory Documentation numbers, NDC codes, etc., necessary for DSM to drug list the Product) which is necessary or appropriate for DSM’s performance hereunder.  If requested by DSM to provide support or information, Onyx shall provide such support or information (or an explanation of the legitimate reason for any delay and a projected date by which such support or information will be provided) within [*] of DSM’s request.  In the event Onyx is to review or approve any information, documentation, data or samples prepared or supplied by or on behalf of DSM, it shall complete such review and approval process within [*].

20.4                        Assignment.  This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party, which consent shall not unreasonably be withheld, except that either Party may assign this Agreement in the event of a change of control, including a merger or acquisition, provided that the other Party is provided with written notice within [*] of any such merger or acquisition.  Any purported assignment in violation of the preceding sentence shall be void.  Any permitted assignee shall assume all obligations of its assignor under this Agreement, and no assignment shall relieve either Party of responsibility for the performance of any obligation which accrued prior to the effective date of such assignment.  Upon any notice from DSM to Onyx pursuant to this Section 20.4, DSM or its assignee of this Agreement shall provide Onyx with the opportunity to purchase up [*] Product during the eighteen (18) month advance notice period at the pricing then in effect at the time of the notice of assignment.

20.5                        Continuing Obligations.  Termination, assignment or expiration of this Agreement shall not relieve either Party from full performance of any obligations incurred prior thereto.

20.6                       Waiver.  Neither Party’s waiver of any breach or failure to enforce any of the terms and conditions of this Agreement, at any time, shall in any way affect, limit or waive such Party’s right thereafter to enforce and compel strict compliance with every term and condition of this Agreement.

20.7                        Severability.  Each Party hereby expressly agrees that it has no intention to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries; that if any word, sentence, paragraph, clause or combination thereof in this Agreement is found by a court or executive body with judicial powers having jurisdiction over this Agreement or either Party hereto, in a final unappealed order, to be in violation of any such provisions in any country or community or association of countries, such words, sentences, paragraphs, clauses or combination shall be inoperative in such country or community or association of countries and the remainder of this Agreement shall remain binding upon the Parties, so long as enforcement of the remainder does not violate the Parties’ overall intentions in this transaction.

20.8                        Headings.  The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

20.9                        Construction.  This Agreement has been jointly prepared on the basis of the mutual understanding of the Parties and shall not be construed against either Party by reason of such Party’s being the drafter hereof or thereof.

20.10                 Annexes, Schedules and Attachments.  Any and all annexes, schedules and attachments referred to herein form an integral part of this Agreement and are incorporated into this Agreement by such reference.

20.11                 Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or sent by (a) registered or certified mail, return receipt requested, (b) a nationally-recognized courier service guaranteeing next-day delivery, charges prepaid or (c) facsimile (with the original promptly sent by any of the foregoing manners), and shall be deemed to have been given upon mailing or upon transmission by facsimile, as the case may be.  Any such notices shall be addressed to the receiving Party at such Party’s address set forth below, or at such other address as may from time to time be furnished by similar notice by either Party:

If to DSM:             DSM Pharmaceuticals, Inc.

5900 Martin Luther King Hwy.

Greenville, NC 27834

Attn: Laura Parks, President

If to Onyx Pharmaceuticals International GmbH:

Dammstrasse 19

6300 Zug Switzerland

Attn: General Manager

If to Onyx Pharmaceuticals, Inc.:

249 East Grand Avenue

South San Francisco, CA 94080

Attn: General Counsel

20.12                 Counterparts.  This Agreement and any amendment or supplement hereto may be executed in any number of counterparts and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.  The execution of this Agreement and any such amendment or supplement by any Party hereto will not become effective until counterparts hereof have been executed by both Parties hereto.

20.13                 Governina Law.  The validity, interpretation and performance of this Agreement shall be governed and construed in accordance with the laws of [*] without regard to the conflicts of laws provisions thereof.  Unless otherwise mutually agreed by the Parties, any action, suit, or other proceeding initiated by either Party hereto under or in connection with this Agreement, may be brought in [*] having jurisdiction over the subject matter thereof.

20.14                 Entire Agreement; Amendment; Termination of Development Agreement.  This Agreement constitutes the full understanding of the Parties and is a final, complete and exclusive statement of the terms and conditions of their agreement regarding the subject matter hereof.  Without limiting the foregoing, the Parties agree that effective as of the Effective Date, the Development Agreement is hereby terminated by mutual written agreement solely with respect to any and all Product manufactured by DSM for Onyx pursuant to this Agreement, notwithstanding any provisions of the Development Agreement to the contrary; provided, however, that each Party shall continue to be bound by any and all obligations arising under the Development Agreement prior to such effective date of its termination, and provided, further, that the Development Agreement shall remain in effect as to any materials or products developed or manufactured thereto that are not Product manufactured pursuant to this Agreement.  No terms, conditions, understanding, or agreement purporting to modify or vary the terms of this Agreement shall be binding unless hereafter made in writing and signed by the Party to be bound.  No modification to this Agreement

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

shall be effected by the acknowledgment or acceptance of any Purchase Order or shipping instruction forms or similar documents containing terms or conditions at variance with or in addition to those set forth herein.

20.15                 Several Liability.  Onyx Pharmaceuticals, Inc. and Onyx Pharmaceuticals International GmbH, as signatories to this Agreement, shall severally liable for the performance of Onyx hereunder.

20.16                 Annexes.  The following annexes are attached hereto and incorporated herein by reference:

ANNEX 1:                                      Product Specifications, Packaging Specifications, and Other Information

ANNEX 2:                                      Onyx Materials and Equipment and Other Capital Equipment

ANNEX 3:                                      Quality Agreement

ANNEX 4:                                      Additional Regulatory Support

ANNEX 5:                                      Product Pricing

<Signatures on following page>

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

DSM Pharmaceuticals Inc. (“DSM”)

By:	/s/ Laura Parks
Laura Parks, President

Onyx Pharmaceuticals, Inc.

By:	/s/ [*]

Name:	[*]

Title:	[*]

Onyx Pharmaceuticals International GmbH

By:	/s/ [*]	17/07/2012

Name:	[*]

Title:	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ANNEX 1:

PRODUCT SPECIFICATIONS, PACKAGING SPECIFICATIONS, PRICING,
AND OTHER INFORMATION

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ANNEX 2:  ONYX MATERIALS AND EQUIPMENT AND OTHER CAPITAL EQUIPMENT

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ANNEX 3: QUALITY AGREEMENT

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ANNEX 4: REGULATORY SUPPORT

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ANNEX 5: PRODUCT PRICING

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.